UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2006


                            W-H ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            Texas                   001-31346                 76-0281502
 (State or other jurisdiction     (Commission               (I.R.S. Employer
       of incorporation)           File Number)            Identification No.)


        10370 Richmond Avenue, Suite 990                         77042
                    Houston, TX
     (Address of principal executive offices)                 (Zip code)


       Registrant's telephone number, including area code: (713) 974-9071

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On January 30, 2006, W-H Energy Services, Inc. (the "Company") issued a press release announcing its financial results for the quarter and year ended December 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.


Item 7.01. Regulation FD Disclosure.

     The information set forth under Item 2.02 Results of Operations and Financial Condition is hereby incorporated into this Item 7.01 by reference.

As previously announced, the Company intends to host a conference call at 11:00 a.m., central time, on January 30, 2006 to discuss its financial results for the quarter and year ended December 31, 2005 and its expectations for fiscal year 2006. The Company expects to present the following projections for fiscal year 2006 on such conference call:

     -- The Company expects to make capital expenditures of approximately $150 million during fiscal year 2006, compared to capital expenditures of approximately $90 million during fiscal year 2005;

     -- The Company expects that the impact of its adoption of Statement of Financial Accounting Standards 123R ("SFAS 123R") will result in an approximate reduction in earnings of $0.01 to $0.02 per share for the quarter ended March 31, 2006, compared to an estimated reduction in earnings of $0.02 per share that would have been recorded for the quarter ended December 31, 2005 had SFAS 123R been adopted in 2005;

     -- In the absence of further issuance of stock options, the Company expects adoption of SFAS 123R will result in an approximate reduction in earnings of $0.06 per share for the year ended December 31, 2006;

     -- The Company expects to make research and development expenditures of approximately $17 to $18 million during fiscal year 2006; and

     -- The Company's expects to have an effective federal income tax rate during fiscal year 2006 of 40 to 41 percent.

     Statements in this Current Report on Form 8-K that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements due to, among other things, the current and expected future prices of crude oil and natural gas, the level of exploration, development and production activity of, and the corresponding capital spending by, the Company's customers, the development and implementation of new technologies and weather conditions in offshore markets. These risks are more fully described in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission. The Company disclaims any obligation to update forward looking statements contained in this Current Report.


Item 9.01. Financial Statements and Exhibits.

     Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report:

     (a), (b)    Not applicable.

     (c)     Exhibits

               Exhibit No.           Description
               -----------           -----------

               99.1                  Press Release dated January 30, 2006
                                     (furnished herewith).



     Pursuant to General Instruction B.2 of Form 8-K, the information contained herein, including in Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities

Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         W-H ENERGY SERVICES, INC.


Date: January 30, 2006                   By: /s/  Ernesto Bautista, III
                                         ---------------------------------------
                                         Ernesto Bautista, III
                                         Vice President and Corporate Controller

                                  EXHIBIT INDEX


Exhibit No.                              Description
-----------                              -----------

99.1                                     Press Release dated January 30, 2006
                                         (furnished herewith).